UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 4, 2016 (March 4, 2016)

MEMORIAL PRODUCTION PARTNERS LP

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35364	90-0726667
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Dallas Street, Suite 1800 Houston, Texas	77002
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 588-8300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Scott A. Gieselman, Kenneth A. Hersh and Tony R. Weber notified the Board of Directors (the “Board”) of Memorial Production Partners GP LLC, the general partner (the “Company”) of Memorial Production Partners LP (the “Partnership”), on March 4, 2016 that they each intended to resign from the Board effective March 4, 2016. The decision of each of Messrs. Gieselman, Hersh and Weber to resign as a director was not the result of any disagreement with the Partnership or any of its affiliates on any matter relating to the Partnership’s operations, policies or practices. Except as noted below, new directors have not been appointed to the Board to fill the vacancies created by their resignations.

On March 4, 2016, William J. Scarff, President of the Company, was appointed to the Board. There are no arrangements or understandings between Mr. Scarff and any other persons pursuant to which Mr. Scarff was selected as a director of the Company. Mr. Scarff will not receive additional compensation for his service as a director of the Company. A description of Mr. Scarff’s compensation in his capacity as President of the Company is included under “Item 11. Executive Compensation” in the Partnership’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, which description is incorporated into this Item 5.02 by reference.

The Company and the Partnership agreed to enter into an indemnification agreement with Mr. Scarff in the form entered into with other directors of the Company. The indemnification agreement provides, among other things, that the Company and the Partnership will, to the fullest extent permitted by applicable law, indemnify and hold harmless Mr. Scarff against all losses, liabilities, judgments, fines, penalties, costs, expenses and other amounts that Mr. Scarff reasonably incurs and that result from, arise in connection with or are by reason of Mr. Scarff’s service as a director or in any other capacity for the Company, the Partnership or its subsidiaries at the request of the Company or the Partnership. Under the indemnification agreement, in specified circumstances, the Company and the Partnership must advance payment of expenses to Mr. Scarff, including reasonable attorneys’ fees, in connection with certain proceedings. The indemnification agreement also provides that the Company must use its reasonable efforts to maintain specified insurance policies and coverages. The foregoing description is not complete and is qualified in its entirety by reference to the full text of the form of indemnification agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this Item 5.02 by reference.

Item 7.01.	Regulation FD Disclosure.

On March 4, 2016, the Partnership issued a press release announcing the resignation of the directors and appointment of the new director. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated by reference into this Item 7.01.

The information in this Item 7.01, including the attached Exhibit 99.1, is being “furnished” pursuant to General Instruction B.2 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and is not incorporated by reference into any Partnership filing, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	Form of Director Indemnification Agreement (incorporated by reference to Exhibit 10.8 of the Partnership’s Current Report on Form 8-K (File No. 001-35364) filed on December 15, 2011)

99.1	Press release dated March 4, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEMORIAL PRODUCTION PARTNERS LP

	By:	Memorial Production Partners GP LLC, its general partner

Date: March 4, 2016	By:	/s/ Jason M. Childress
Jason M. Childress
Vice President, General Counsel & Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Form of Director Indemnification Agreement (incorporated by reference to Exhibit 10.8 of the Partnership’s Current Report on Form 8-K (File No. 001-35364) filed on December 15, 2011)

99.1	Press release dated March 4, 2016